UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ORCHID ISLAND CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-3269228
(State of Incorporation)	(IRS Employer Identification No.)

3305 Flamingo Drive Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with the registration of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s Common Stock from the NYSE MKT to the New York Stock Exchange (the “NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Company’s Common Stock as set forth under the caption “Description of Common Stock” in the Company’s Registration Statement on Form S-3 (Registration No. 333-195389), as initially filed with the Securities and Exchange Commission on April 18, 2014, as subsequently amended and as may be amended after the date hereof, is hereby incorporated by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORCHID ISLAND CAPITAL, INC.

Date: October 3, 2014	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

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